UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2017

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2017, Patterson-UTI Energy, Inc. (the “Company”) issued a press release announcing that John E. Vollmer III has notified the Company of his decision to retire after nearly 20 years of distinguished service. His retirement will become effective after a transition period following the employment of his successor, which the Company expects to occur before the end of the year.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1	Press Release dated May 11, 2017 announcing the intention of John E. Vollmer III to retire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

May 11, 2017	By:	/s/ Seth D. Wexler
	Name:	Seth D. Wexler
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 11, 2017 announcing the intention of John E. Vollmer III to retire.